BY-LAWS

                                       OF


                                 HOTEL--A--COPY, INC.


                                   ARTICLE I
                                  SHAREHOLDERS


        SECTION 1. Annual Meetings.
                   ----------------

               a. The annual meeting of the shareholders of the Corporation, commencing in 19 g 5 shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the

State of Florida as may be
determined by the Board of
Directors and as may be
designated in the notice of such
meeting. The meeting shall be


held on the First Wednesday of November of each year or on such other day as the Board of Directors may specify. If said day is a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday.


b. Business to be transacted at such meeting shall be the election of directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.
c. In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, a special meeting may be called as provided for in Section .2 of this Article I in lieu of and for the purposes of and with the same effect as the annual meeting.


        SECTION 2. Special Meetings.
                   -----------------

a. A special meeting of the shareholders of the Corporation

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be called for any purpose or purposes at any time by the President the
Corporation, by the Board of Directors of the Corporation, by the 'airman of the Board of the Corporation or by the holders of not less than one-tenth (1/10th) of the outstanding capital stock of the Corporation entitled to vote at such meeting.
b. At any time, upon the written direction of any person or persons entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to send notice of such meeting pursuant Section 4 of this Article I. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of shareholders to deliver such direction and a proposed form of notice to the Secretary not less than fifteen (15) days prior to the posed date of said meeting. c. Special meetings of the shareholders of the Corporation shall be held at such plate, within or without the State of Florida, on such date, and at such time as shall be specified in the notice of such special meeting.


                            SECTION 3. Adjournment.
                                  ------------
     a. When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such o . period of time as may be reasonably necessary to reconvene the meeting at another place and another time.

b. The presiding officer shall have the power to adjourn any, Meeting of the shareholders for any proper purpose, including, but not limited to lack of a quorum, to secure a more adequate meeting place, to elect officials to count and tabulate votes, to review any shareholder proposals or to pass upon any challenge

                                      -2-
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which may properly come before the meeting,
               c. When a meeting
is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes anew record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Subsection (4)(a) of this Article I to each shareholder of record on the new record date entitled to vote at such meeting.


        SECTION 4.Notice of Meetings; Purpose of Meeting; Waiver.

               a. Each shareholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid,

written notice of such meeting which, in the case of a special meeting, shall set forth the purpose(s) for which the meeting is called, not less than ten (10) or more than sixty (60) days before the date of such meeting.

If mailed, such notice is to be sent to the shareholder's

address as it appears on the stock transfer books of the Corporation unless the shareholder shall have requested of the Secretary in writing at least fifteen
(15) days prior to the distribution of any required notice that any notice intended for him be sent to some other address, in which case the notice may be sent to the address so designated. Notwithstanding any such request by a shareholder, notice sent to a shareholder's address as it appears on "the stock transfer books of this Corporation as of the record date shall be deemed properly given. Any



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notice of a meeting sent by the United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control. b. A shareholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in .writing either before, during or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of :notice by a shareholder stating at the beginning of the meeting, his objection that the meeting is not lawfully called or convened. c. Whenever the holders of at least eighty (8(0)%) percent of the capital stock of the Corporation having the right to vote shall be present at any annual or special meeting of shareholders, however called or notified, and shall sign a written consent thereto on the minutes of such meeting, the meeting shall be valid for all purposes.
d. A waiver of notice signed by all shareholders entitled to vote at a meeting of shareholders may also be used for any other proper purpose including, but not limited to, designating any place within or .without the State of Florida as the place for holding such a meeting. e. Neither the business to be transacted at, nor the purpose f, any regular or special meeting of shareholders need be specified in any written waiver of notice.


       SECTION 5. Closing of Transfer Books; Record Date;
                  ----------------------------------------
       Shareholders List.

     a. In order to determine the holders of record of the capital stock of the Corporation who are entitled to notice of meetings, to vote at .a meeting or adjournment thereof, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than sixty
(60) days prior to the date set for any of the above-mentioned activities for such determination of shareholders.
b. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
c. In lieu of closing the stock transfer books, -the Board of Directors may fix in advance a date as the date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to he taken.
d. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. e. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the -adjourned meeting.
f. The officer or agent having charge of the stock transfer books of the Corporation shall make, as of a date at least ten 10 days


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




before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof with the address of each shareholder and the number and class and Series, if any, f shares held by each shareholder. Such list shall be kept on file at the registered office of the Corporation, at the principal place of :business of the Corporation or at the office of the transfer agent or 'registrar of the Corporation for a period of ten (10) days prior to such meeting and shall be available for inspection by any shareholder at any time during usual business hours. Such list shall also be produced and (,).kept open at the time and place of any meeting of shareholders and shall be subject to inspection by any shareholder at any time during the meeting. g. The original stock transfer books--shall be prima facie evidence as to the shareholders entitled to examine such list or stock transfer books. or to vote at any meeting of shareholders.
h. If the requirements of Subsection 5(f) of this Article I have not been substantially complied with then, on the demand of any shareholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with. i. If no demand pursuant to Subsection 5(h) is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting. j. Subsection 5(g) of this Article I shall be operative only at such time(s) as the Corporation shall have six (6) or more shareholders.


SECTION 6.                        Quorum.
                                  -------
        a. At any meeting of the shareholders of the Corporation, the presence, in person or by proxy, of shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business. If a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders. If there shall not be a quorum at any meeting of the shareholders of the Corporation, then the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of a majority of the shares of the capital stock shall attend. At any such adjourned meeting at which a quorum shall be present, any business may he transacted which might have been transacted at the meeting as originally scheduled.

               b. The shareholders at a duly organized meeting having a quorum may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


        SECTION 7. Presiding Officer; Order
                   -------------------------
        of Business.

               a. Meetings of the shareholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President or, if he is not present, by a Vice President or, if none of the Chairman of the Board, the President, or a Vice President is present, the meeting shall be presided over by a Chairman to be chosen by a plurality of the shareholders entitled to vote at the meeting who are present, in person or by proxy. The presiding officer of any meeting of the shareholders may delegate the duties and obligations of the presiding officer of the

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meeting as he sees fit.
               b. The Secretary of the Corporation, or, .in his absence, an Assistant Secretary shall act as Secretary of every meeting of shareholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as Secretary of the meeting.

              c. The order of business shall be as follows: 1. Call of meeting to order. 2. Proof of notice of meeting.
3. Reading of minutes of last previous shareholders meeting or a waiver thereof.
4. Reports of officers. 5. Reports of committees. 6. Election of directors.
7. Regular and miscellaneous business. 8. Special matters. 9. Adjournment.

              d. Notwithstanding the provisions of Article 1, Section 7,

Subsection c, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his sole discretion. In no event shall any variation in the order of business or additions and deletions from the order of business as specified in
Article I, Section 7, Subsection c, invalidate any actions properly taken at any meeting.


       SECTION 8. Voting. a. Unless otherwise provided for in the Certificate of Incorporation, each shareholder shall he entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided for in Article I, Section S.
b. The presiding officer at any meeting of the shareholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand or vote by voice. However, no method of voting may he adopted which fails to take account of any shareholder's right to vote by proxy as provided for in Section 10 of this Article I. In no event may any method of voting be adopted which would prejudice the outcome of the vot2.


        SECTION 9. Action Without Meeting. a. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. b. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided- under the (7)--Florida General Corporation Act, the notice shall contain a clear 5 of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions f the Florida General Corporation Act regarding the rights, of dissenting shareholders.
c. In the event that the action to which the shareholders

:consent is such as would have required the filing of a certificate under the Florida General Corporation Act if such action had been voted on by shareholders at a meeting thereof, the certificate filed under such ether section shall state that written consent has been given in accordance. with the provisions of this Article I, Section 9.


       SECTION 10. Proxies.
                   --------
     a. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact may authorize another person or-persons to act for him by proxy.

     b. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months(.) from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Article I, Section 10.

     c. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders. d. Except when other provisions shall have been made by

                                      -10-

   written agreement between the parties,
   the record holder of shares held
                                                                           .-
   as pledgee or otherwise as security or
   which belong another shall

   issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.
e. A proxy which states that it is irrevocable is irrevocable when it is hold by any of the following or a nominee of any of the following: (i) a pledgee;
   (ii) a person who has purchased or agreed to purchase the shares; (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for; and (v) a person designated by or under an agreement as provided in Article XI hereof.
f. Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under Article XI hereof, has terminated and, in a case provided for in Subsection 10(e)(iii) or Subsection 10(e)(iv) of this Article T. becomes revocable three (3) years after the date of the proxy or at the end of the period, if
    any, specified therein,

   whichever period is less, unless the
   period of irrevocability is renewed
     from time to time by the execution of a new irrevocable proxy as provided in this Article I, Section 10. This Subsection 10(f) does not affect the duration of a proxy under Subsection 10(b) of this Article I. g. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares. h. If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. If the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.
i. If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his place.


        SECTION 11. Voting of Shares by
                    --------------------
        Shareholders.

               a. Shares standing in the name of another Corporation,

domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder, in that order, shall be presumed to possess authority to vote such shares.
                 b. Shares held by an
   administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
c.       Shares standing in the name of a
                   receiver may be voted by such receiver. Shares held by or under the control of a receiver but not standing in the name of such receiver, may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
d. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.
e.                 Shares of the capital stock of the Corporation belonging
    .to the Corporation or held by it in a fiduciary capacity shall nit be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.


                                     ARTICLE
                                       II

                                    DIRECTORS



              SECTION 1. Board of Directors;
                         --------------------
              Exercise of Corporate Powers.
                      a. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors except as may be otherwise provided in the Articles of Incorporation. If any such provision is made in the Articles of Incorporation, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the

  Articles of Incorporation.

     b. Directors need not be residents of this state or shareholders of the Corporation unless the Articles of Incorporation so require.

     c. The Board of Directors shall have authority to fix the compensation of Directors unless otherwise provided in the Articles of Incorporation.

     d. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     e. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented (ii) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such persons professional or expert competence; or (iii) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

     f. A Director shall not be considered to be acting in good-faith if he has knowledge concerning the matter4n question that would cause such reliance described in Subsection l(Wof this Article II to be unwarranted.

     g. A person who performs his duties in compliance with this Article II,
Section I shall have no liability by reason of being or having been a Director of the Corporation.

     h. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.


                                   SECTION 2.
                                     Number;
                                    --------
                                    Election;
                                   ----------
                                 Classification
                                 ---------------
                                       of
                                       ---
                                   Directors;
                                  ------------
                                   Vacancies.
                                   ----------

a. The Board of Directors of this Corporation shall consist of one or more members. The number of Directors shall be -fixed by the initial Board of Directors. The number of Directors constituting the initial Board of Directors shall be fixed by the Articles of Incorporation. The number of Directors may be increased or decreased from time to time by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.

b. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

c. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors to hold office until the next succeeding annual meeting, except in case of the classification of Directors as permitted by the Florida General Corporation Act, Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or earlier resignation, removal from office or death.
d. The shareholders, by amendment to these Bylaws, may provide that the Directors-be divided into not more than four classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four (4) years, and at least one-fifth (1/5th) in number of the Directors shall be elected annually. e. If Directors are classified and the number of Directors is thereafter changed, any increase or decrease in Directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.
f.       Any vacancy occurring in the Board
                of Directors including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than .a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the shareholders.


       SECTION 3. Removal of Directors.
                  ---------------------

               a. At a meeting of shareholders called expressly for that purpose, Directors may be removed in the manner provided in this Article II,
Section 3. Any Director CT the entire Board of Directors may be removed, with or without cause,- by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

b. If the Corporation has cumulative voting, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which he is a member.

c. Whenever the holders of the shares of any class are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, the provisions of this Article II, Section 3 shall apply (in respect to the removal of a Director or Directors so elected) to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


        SECTION 4. Director Quorum. and
                   ---------------------
        Voting.
               'a. A majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required elsewhere in these Bylaws.

               b. A majority of the members of an Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting of such Executive Committee or other committee.

                c, The act of the majority of the Directors present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.
d. The act of a majority of the members of an Executive Committee present at an Executive Committee meeting at which a quorum is present shall be the act of the Executive Committee.

     e. The act of the majority of the members of any other committee present at a committee meeting at which a quoram is present shall be the act of the committee.


        SECTION S. Director Conflicts of Interest
                   ------------------------------

     a. No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or (ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

     b. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 6.Executive-and Other Committees;. Designation; Authority.

     a. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (i) approve or recommend to shareholders actions or proposal's required by the Florida General Corporation Act to be approved by shareholders; (ii) designate candidates for the office of Director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend the Bylaws; (v) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares maybe issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State under the Florida General Corporation Act.

     b. The Board, by resolution adopted in accordance with Article II, Subsection 6(a) may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member Or members at any meeting of such committee.

     c. Neither the designation of any such committee, the delegation thereto of authority, no action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like. position would use under similar circumstances.


         SECTION 7. Place, Time, Notice, and Call of Directors' Meeting
         --------------------------------------------------------------


     a. Meetings of the Board of Directors, regular or special, may be held either within or without this state.

     b. A regular meeting of the Board of Directors of the Corporation shall he held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the shareholders of this Corporation without the necessity of other notice than this Bylaw. Other regular meetings of the Board of Directors of the Corporation may be held at such times and at such places as the Board of Directors of the Corporation may from time-to time resolve without other notice than such resolution. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board or the President or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof. Notice of any special meeting of the Board of Directors must be given at least-two (2) days prior thereto, if by written notice delivered personally; or at least five (5) days prior thereto, if mailed; or at least two (2) days prior thereto, if by telegram; or at least two (2) days prior thereto, if by telephone. If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the United States Postal Service addressed to the business address of such Director with postage thereon prepaid. If notice he given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. If notice is given by telephone, such notice shall be deemed delivered when the call is completed.

     c. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     d. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need he specified in the notice or waiver of notice of such meeting.

     e. A majority of the Directors present, whether or not a
                                             -21-

   -quorum exists, may adjourn any meeting of the Board of .Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

                 f. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. 'Participation by such means shall constitute presence in person at a meeting.


                SECTION 8. Action by Directors Without a Meeting.

                 Any action required by the Florida General Corporation Act to be taken at .a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof,

 . may be taken without a meeting if a consent in writing, setting forth

' the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.


                            SECTION 9. Compensation.

     The Directors and members of the Executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors and members of any committee of that Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting.. Any Director receiving compensation under this section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.


        SECTION 10. Resignation.
                    ------------

               Any Director of the Corporation may resign at any time without acceptance by the Corporation. Such resignation shall be in writing and may provide that such resignation shall take effect immediately or on any future date stated in such notice.


        SECTION 11. Removal.
                     --------

               Any Director of the Corporation may be removed for cause by a majority vote of the other members of the Board of Directors as then constituted or with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at any special meeting of the shareholders of the Corporation called for such purpose.


        SECTION 12. Vacancies.
                    ----------

     In the event that a vacancy shall occur on the Board of Directors of the Corporation whether because of death, resignation, removal, an increase in the number of Directors or any other reason, such vacancy may be filled by the vote of a majority of the remaining Directors of the Corporation even though such remaining Directors represent less than a quorum. An increase in the number of Directors shall create vacancies for the purpose of this section. A Director of the Corporation elected to fill a vacancy shall hold office for the unexpired term of his predecessor, or in the case of an increase in the




                                      -24-

number of Directors, until the election and qualification of Directors at the next annual meeting of the shareholders.


                                  ARTICLE III
                                    OFFICERS


        SECTION 1. Election; Number; Terms of Office..

a. The Officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

b. All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

c. Any two (2) or more offices may be held by the same person.

d. A failure to elect a Chairman of the Board, President, a Secretary or a Treasurer shall not affect the existence of the Corporation.


                               SECTION 2. Removal.

               An Officer of the Corporation shall hold office until the election and qualification of his successor; however, any Officer of the Corporation may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create any contract right to employment or compensation.

                              SECTION 3. Vacancies.
                                        ----------

               Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors.

                          SECTION 4. Powers and Duties.

     a. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. Unless a Chairman of the Board is specifically elected, the President shall be deemed to be the Chairman of the Board.

     b. The President shall be the Chief Operating Officer of the Corporation. He shall be responsible for the general day-to-day supervision of the business and affairs of the Corporation. He shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors. He may, but need not, be a member of the Board of Directors. In the absence of the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors. He shall make reports to the Board of Directors and shareholders. He shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors. The Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other Officer of the Corporation.

     c. The Vice President(s), if any, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence, disability, death, or refusal to act of the President. During the time that any Vice-President is properly exercising the functions of the President, such Vice President shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation.

     d. The Secretary of the Corporation shall keep the minutes of the meetings of the shareholders of the Corporation and, if so requested, the Secretary shall keep the minutes of the meetings of the Board of Directors of the Corporation. The Secretary shall be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the Corporation may direct. The Secretary shall make or cause to be made all proper entries in all corporate books that the Board of Directors of the Corporation shall cause him to keep. The Secretary of the Corporation shall have the general responsibility for maintaining the stock transfer books of the Corporation, or of supervising the maintenance of the stock transfer books of the Corporation by the transfer agent, if any, of the Corporation. The Secretary shall he the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the Board of Directors of the Corporation may direct. The Secretary shall perform such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

     e. The Treasurer of the Corporation shall have custody of all funds and securities owned by the Corporation... The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation. The Treasurer of the Corporation shall render a statement of the cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation. The Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director of the Corporation during normal business hours. The Treasurer shall perform all other acts incident to the office of Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

     f. Other subordinate or assistant officers appointed by the Board of Directors or by the President, if such authority is delegated to him by the Board of Directors, shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors or by the President, as the case may be.

     g. In case of the absence or disability of any Officer cf the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.


           SECTION 5. Salaries.

The salaries of all Officers of the Corporation shall he fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

                                     ARTICLE
                                       IV

                                    LOANS TO
                                  EMPLOYEES AND
                                    OFFICERS:

                           GUARANTY OF OBLIGATIONS OF
                             EMPLOYEES AND OFFICERS


        This Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of a subsidiary, .including any officer or employee who is a Director of the

 Corporation or of a subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Article shall be deemed to deny, limit or restrict the powers of guaranty or warranty of this Corporation at common law or under any statute.


                                     ARTICLE
                                        V

                    STOCK CERTIFICATES;
                    VOTING TRUSTS; TRANSFERS


        SECTION 1: Certificates Representing Shares.

                a. Every holder of shares in this Corporation shall be entitled to one or more certificates, representing all shares to which he is entitled and such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may he sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     b. Every certificate representing shares issued by this Corporation shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of: (i) the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, and (ii) the variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. To effectuate this Article V, Subsection (1)(b), the following notation shall appear on the face or back of all stock certificates issued by the Corporation:
"A copy of the Certificate of Incorporation showing the class or classes of stock authorized to be issued by the Corporation and the distinguishing characteristics thereof will be furnished by the Corporation or its transfer agent without cost to . and upon the request of the certificate holder."

c. Every certificate representing shares which are restricted as to sale, disposition or other transfer shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement o such restrictions.

     d. Each certificate representing shares shall state upon the face thereof:
(i) the name of the Corporation; (ii) that the Corporation is organized under the laws of this state; (iii) the name of the person or persons to whom issued;
(iv) the number and class of shares, and the designation of the series, if any, which such certificate represents; an4 (v) the par value of each' share represented by such certificate, or a statement that the shares are without par value.

     e. No certificate shall be issued for any shares until such share is fully paid.

       SECTION 2. Transfer Books.

The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a book (or books where more than one kind, class, or series of stock is outstanding) to be known as the Stock Book, containing the names, alphabetically arranged, addresses and Social Security numbers of every shareholder, and the number of shares of each kind, class or series of stock held of record. Where the Stock Book is kept in the office of the transfer agent, the Corporation shall keep at its office in the State of Florida copies of the stock lists prepared from said Stock Book and sent to it from time to time by said transfer agent. The Stock Book or stock lists shall show the current status of the ownership of shares of the Corporation provided, if the transfer agent of the Corporation be located elsewhere, a
 reasonable time shall be allowed for transit or mail.


                         SECTION 3. Transfer of Shares.

     a. The name(s) and address(es) of the person(s) to whom shares of stock of this Corporation are issued, shall be entered on the

  Stock Transfer Books of the Corporation, with the number of shares and date of issue.

     b. Transfers of shares of the Corporation shall be made on the Stock Transfer Books of the Corporation by the Secretary or the transfer agent only when the holder of record thereof or the legal representative of such holder of record or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, shall surrender the Certificate representing such shares for cancellation. Lost, destroyed or stolen Stock Certificates shall be replaced pursuant to Section 5 of this Article V.

     c. The person or persons in whose names shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes, except as otherwise. provided pursuant to Sections 10 and-11 of Article I, or Section 4 of this Article V.

        SECTION 4. Voting Trusts.
                   --------------

               a. Any number of shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten
 (10) years, by: (i) entering into a written voting trust agreement specifying the terms and conditions of the voting trust; (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or. trustees for the purposes of this Agreement. Prior to the recording of the Agreement, the shareholder concerned shall tender the stock certificate(s) described therein to the Corporate Secretary who shall note on each certificate:

     "This Certificate is subject to the provisions of a voting trust agreement dated recorded in Minute Book, of the Corporation
     Corporation.

     b. Upon the transfer of such shares, voting trust certificates all be issued by the trustee or trustees to the shareholders who -transfer their shares in trust. Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such alders and the number and class of the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

     c. The counterpart of the voting trust agreement and the 1.,copy of such record so deposited with the Corporation shall be subject .o the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be object to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose. d. At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under :.this Article V, Subsection 4(d) one or more holders of voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustee or '(,)trustees, for an additional period not exceeding ten (10) years. Such extension agreement shall not affect the rights or obligations of persons, not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration of the original term of the voting trust agreement. The extension agreement shall in every respect comply with and be subject to all the provisions of this Article V, Section 4 applicable to the original voting trust agreement except that the ten (10) year maximum period of duration shall commence on the date of adoption of the extension agreement.

     e. The trustees under the terms of the agreements entered into under the provisions of this Article V, Section 4 shall-not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.


        SECTION 5. .Lost, Destroyed, or Stolen Certificates.

No Certificate representing shares of stock in the Corporation shall be issued in place of any Certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.


                                     ARTICLE
                                       VI

                                      BOOKS
                                       AND
                                     RECORDS

               a. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of Directors.

     b. Any books, records and minutes may be in written .form or any other form capable of being converted into written form within a reasonable time.

     c. Any person who-shall have been a holder of record of one quarter of one percent of shares or of voting-trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five (5%) percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in-person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and record of shareholders and to make extracts therefrom.

     d. No shareholder who within two (2) years has sold or 'offered for sale any list of shareholders or of holders of voting trust certificates for shares of this Corporation or any other corporation; has aided or abetted any person in procuring any list of shareholders or of holders of voting trust certificates for any such purpose; or has improper- 1(,))(,) used any information secured through any prior examination of the books and records of account, minutes, or record of shareholders or of holders of voting trust certificates for shares of the Corporation or any other corporation; shall be entitled to examine the documents and records of the Corporation as provided in Subsection (c) of this
Article VI. No shareholder who does not act in good faith or for a proper purpose in making his demand shall be entitled to examine the documents and records of the Corporation as provided in Subsection (c) of his Article VI.

     e. Unless modified by resolution of the Shareholders, this Corporation shall prepare not later than four (4) months after the close , of each fiscal year:

     (i) A balance sheet showing in reasonable detail the financial conditions of the Corporation as of the date of its fiscal year.

     (ii) A profit and loss statement showing the results of its operation during its fiscal year.

     f. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

     g. Such balance sheets and profit and loss statements shall be filed and kept for at least five (5) years in the registered office of the Corporation in this state and shall he subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


                                     ARTICLE
                                       VII
                                    DIVIDENDS


         The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent subject to the following provisions:

     a. Dividends in cash or property may be declared and paid, except as otherwise provided in this Article VII, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such capital surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

     b. If the Corporation shall engage in the business of exploiting natural resources or other wasting assets and if the Articles of Incorporation so provide, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as a distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the shareholders receiving the same concurrently with the distribution thereof.

     c. Dividends may be declared and paid in the Corporation's treasury shares.

     d. Dividends may be declared and paid in the Corporation's authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions: (i) If a dividend is payable in the Corporation's own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend. (ii) If a dividend is payable in the Corporation's own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

     e. No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

     f. A split up or. division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VI/.


                                  ARTICLE VIII
                                      SEAL



        The Board of Directors shall adopt a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incorporation.


                                   ARTICLE IX
                                INDEMNIFICATION


         This Corporation may, in its discretion, indemnify any director, officer, employee, or agent in the following circumstances and in the following manner:

     a. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, OT completed action, suit, cr proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent: of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees at trial and appellate levels), judgments, fines and amounts paid in settlement actually. reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a miner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct unlawful.

     b. The Corporation may indemnify any person who was-or is a party, or is threatened to be made a party, to any threatened, pending, completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was .director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or

     c. other enterprise against expenses (including attorneys' fees at trial and appellate levels), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be-in, or o mot opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. c. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Article IX, Subsection (a) or Subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees at trial and appellate levels) actually and reasonably incurred by him in connection therewith.


     d. Any indemnification under this Article IX, Subsection (a) or Subsection
(b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article IX, Subsection (a) or Subsection (b). Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this subsection-may be appealed to the shareholders by the party seeking indemnification or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 of
Article I and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Subsection.

     e. Expenses (including attorneys' fees at trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding' omay be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that a director, 'offer, employee or agent met the applicable standard of conduct set `forth in this Article IX, and upon receipt of an undertaking by or on :behalf of the Director, Officer, employee or agent to repay such amount, -unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     f. The Corporation may make any other or further indemnification, .oexcept an indemnification against gross negligence or willful misconduct, :under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

     g. Indemnification as provided in this Article IX may continue as to a person who has ceased to be a Director, Officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, - then such determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding; provided, however, that' determination made by the Board of Directors pursuant to this subsection may be appealed to the shareholders by the party seeking indemnification or his representative or by any party entitled to call a special meeting of the shareholders pursuant to
Section 2 of Article I and in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Subsection (g).

     h. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     i. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders unless such meeting is held within three
(3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     J. This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX :shall be applicable to all actions, claims, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.


                                   ARTICLE X
            AMENDMENT OF BYLAWS

     a. The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new Bylaws, from time to time.

     b. The shareholders of the Corporation, may, at any annual meeting of the shareholders of the Corporation or at any special meeting of the shareholders of the Corporation called for the purpose of amending these Bylaws, amend, alter, or repeal these Bylaws, and adopt new Bylaws, from time to time.

     c. The Board of Directors shall not have the authority to adopt or amend any Bylaw if such new Bylaw or such amendment would be inconsistent with any Bylaw previously adopted by the shareholders of the Corporation. The shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XI
                             SHAREHOLDER AGREEMENTS


        Unless the shares of this Corporation are listed on a national securities exchange or are regularly quoted by licensed securities dealers or brokers, all the shareholders of this Corporation may enter into agreements relating to any phase of business and affairs of the Corporation and which may provide for, among Other things, the election of directors of the Corporation in a manner determined without reference tb the number of shares of capital stock of the Corporation owned by its shareholders, the determination of management policy, and division of profits. Such agreement may restrict the discretion of the Board of Directors and its management of the business of the Corporation or may treat the Corporation as if it were a partnership or may arrange the relationships of the shareholders in a manner that would be appropriate only among partners. In the event such agreement shall be inconsistent in whole or in part with the Articles of Incorporation and/or Bylaws of this Corporation, the terms of such agreement shall govern. Such agreement shall be binding upon any transferee of shares of this Corporation provided such transferee has actual notice thereof or a legend referring to such agreement is noted on the face or
back of the certificate or
certificates representing the
shares transferred to such
transferee.

                                  ARTICLE XII
                                  FISCAL YEAR


     The Flscal Year of this Corporation shall be determined by the Board of Directors.